Exhibit B



                              JOINT FILING AGREEMENT

     The undersigned hereby agree that the Statement on Schedule 13G, dated July 14, 2005 with respect to the shares of Class A Common Stock of Numerex Corp. and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

     This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: September 28, 2005


                                   POTOMAC CAPITAL MANAGEMENT LLC

                                   By:   /s/ Paul J. Solit
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                                         Paul J. Solit, Managing Member

                                   POTOMAC CAPITAL MANAGEMENT INC.

                                   By:   /s/ Paul   J. Solit
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                                         Paul J. Solit, President



                                   PAUL J. SOLIT

                                    By:   /s/ Paul J. Solit
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                                          Paul J. Solit